Section 2: EX-99.1 (THIRD QUARTER EARNINGS PRESS RELEASE, DATED NOVEMBER 7, 2012)

Exhibit 99.1
Carla Baca
Financial Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.33 PER SHARE FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 7, 2012 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2012. Normalized FFO and FFO for the three months ended September 30, 2012 totaled $0.33 per diluted common share. Normalized FAD and FAD for the three months ended September 30, 2012 totaled $0.35 per diluted common share.

For the three months ended September 30, 2012, revenues totaled $79.1 million, income from continuing operations totaled $1.8 million, and net income attributable to common stockholders totaled $5.8 million.

Salient highlights for the third quarter include:

•	The multi-tenant same facility NOI increased 5.0% in the third quarter from a year ago, and the overall same facility portfolio NOI increased 4.2% over the same time period.

•
Healthcare Realty's stabilizing properties ("SIP") are 54% leased and remain on target to reach 60% leased by year-end 2012. Occupancy in the SIP portfolio increased to 37% as tenants' suites were built out. Adjusted NOI for the SIP properties improved by approximately $497,000 compared to the previous quarter.

•
On September 28, 2012, Healthcare Realty completed the sale of 9.2 million shares of common stock for net proceeds of approximately $201.1 million to fund investment activity. The use of funds will be accretive as these investments come online over the next two to three quarters. As a result of this offering, Healthcare Realty's debt-to-EBITDA ratio at the end of the third quarter was 6.2x and the leverage ratio was 41.7%.

•
Subsequent to the end of the quarter, the Company acquired two MOBs located in Tennessee and Washington for a total investment of $20.4 million. The buildings total approximately 87,000 square feet and have an average occupancy rate of 94%.

•
Through September 30, 2012, the Company funded $94.4 million out of a total budget of $203 million toward two, build-to-suit facilities that are fully leased by "AA-" rated Mercy Health. The Company currently generates mortgage interest income at 6.75% on the funded balances. Upon completion, Healthcare Realty will assume ownership of the facilities at an initial yield of 8%.

•	Occupancy in the same facility portfolio was 90% and the occupancy of investments made during the past five quarters, which are not included in the same facility portfolio, was 95%.

•
The percentage of Healthcare Realty's medical office properties that are on or adjacent to hospital campuses increased to 78% in the third quarter of 2012, compared to 66% eight quarters ago, continuing the Company's strategic shift toward lower-risk, on-campus medical office buildings.

•	A dividend of $0.30 per share was declared for the third quarter of 2012, which is 86% of normalized FAD.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.9 billion in 201 real estate properties and mortgages as of September 30, 2012. The Company's 195 owned real estate properties are located in 28 states and total approximately 13.3 million square feet. The Company provides property management services to approximately 10.2 million square feet nationwide.

The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(dollars in thousands, except per share data)
(Unaudited)

	September 30, 2012	December 31, 2011
Assets
REAL ESTATE PROPERTIES:
Land	$156,427	$162,843
Buildings, improvements, and lease intangibles	2,544,935	2,521,226
Personal property	18,860	18,221
Construction in progress	—	61,152
Land held for development	25,171	25,176
Total real estate properties	2,745,393	2,788,618
Less accumulated depreciation	(557,951)	(516,747)
Total real estate properties, net	2,187,442	2,271,871
Cash and cash equivalents	8,781	4,738
Mortgage notes receivable	141,107	97,381
Assets held for sale and discontinued operations, net	11,550	28,650
Other assets, net	121,896	118,382
Total assets	$2,470,776	$2,521,022
Liabilities and Equity
LIABILITIES:
Notes and bonds payable	$1,212,615	$1,393,537
Accounts payable and accrued liabilities	51,264	72,217
Liabilities of discontinued operations	162	518
Other liabilities	55,668	49,944
Total liabilities	1,319,709	1,516,216
Commitments and contingencies
EQUITY:
Preferred stock, $.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000,000 shares authorized; 87,230,936 and 77,843,883 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	872	779
Additional paid-in capital	2,099,101	1,894,604
Accumulated other comprehensive loss	(3,332)	(3,332)
Cumulative net income attributable to common stockholders	807,808	795,951
Cumulative dividends	(1,753,382)	(1,683,196)
Total stockholders’ equity	1,151,067	1,004,806
Total liabilities and equity	$2,470,776	$2,521,022

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES
Rental income	$75,305	$70,004	$222,479	$203,446
Mortgage interest	2,244	1,776	6,575	5,250
Other operating	1,523	2,061	4,664	6,400
	79,072	73,841	233,718	215,096
EXPENSES
Property operating	30,115	30,070	87,970	85,108
General and administrative	4,732	5,530	14,514	16,467
Depreciation	21,172	19,150	63,098	55,496
Amortization	2,554	2,222	7,631	5,777
Bad debt, net	40	(353)	149	(82)
	58,613	56,619	173,362	162,766
OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	—	(1,986)
Interest expense	(18,905)	(17,928)	(55,814)	(57,546)
Interest and other income, net	204	199	711	618
	(18,701)	(17,729)	(55,103)	(58,914)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,758	(507)	5,253	(6,584)
DISCONTINUED OPERATIONS
Income from discontinued operations	672	1,352	4,145	3,789
Impairments	(2,860)	(1,551)	(7,197)	(1,698)
Gain on sales of real estate properties	6,265	1,357	9,696	1,393
INCOME FROM DISCONTINUED OPERATIONS	4,077	1,158	6,644	3,484
NET INCOME (LOSS)	5,835	651	11,897	(3,100)
Less: Net income attributable to noncontrolling interests	(20)	(4)	(40)	(31)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,815	$647	$11,857	$(3,131)
BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.01)	$0.07	$(0.09)
Discontinued operations	0.06	0.02	0.08	0.05
Net income (loss) attributable to common stockholders	$0.08	$0.01	$0.15	$(0.04)
DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.01)	$0.07	$(0.09)
Discontinued operations	0.05	0.02	0.08	0.05
Net income (loss) attributable to common stockholders	$0.07	$0.01	$0.15	$(0.04)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	76,712,594	76,139,055	76,534,508	71,478,463
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	78,020,971	76,139,055	77,799,291	71,478,463

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$5,835	$651	$11,897	$(3,100)
NON-CASH ITEMS:
Depreciation and amortization—real estate	23,336	21,709	70,231	62,300
Depreciation and amortization—other	1,590	1,757	4,457	5,084
Provision for bad debt, net	39	(352)	147	(65)
Gain on sales of real estate properties	(6,265)	(1,357)	(9,696)	(1,393)
Impairments	2,860	1,551	7,197	1,698
Straight-line rent receivable	(1,481)	(1,098)	(4,926)	(3,493)
Straight-line rent liability	110	123	312	369
Stock-based compensation	935	670	2,588	2,272
Provision for deferred post-retirement benefits	266	465	798	1,383
Total non-cash items	21,390	23,468	71,108	68,155
OTHER ITEMS:
Accounts payable and accrued liabilities	(3,654)	(4,030)	(13,228)	(1,380)
Other liabilities	3,005	(182)	5,546	6,117
Other assets	(7,080)	844	(3,051)	(4,532)
Loss on extinguishment of debt	—	—	—	1,986
Total other items	(7,729)	(3,368)	(10,733)	2,191
Net cash provided by operating activities	19,496	20,751	72,272	67,246
Cash flows from investing activities:
Acquisition and development of real estate properties	(14,612)	(96,740)	(76,134)	(179,851)
Funding of mortgages and notes receivable	(25,714)	(8,837)	(54,264)	(91,978)
Proceeds from sales of real estate	28,757	1,218	64,866	4,993
Proceeds from mortgage repayment by previously consolidated VIE	—	—	35,057	—
Proceeds from mortgages and notes receivable repayments	2,678	14,930	11,931	14,988
Net cash used in investing activities	(8,891)	(89,429)	(18,544)	(251,848)
Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	(182,000)	52,000	(178,000)	175,000
Repayments on notes and bonds payable	(1,242)	(921)	(3,678)	(2,537)
Repurchase of notes payable	—	—	—	(280,201)
Dividends paid	(23,401)	(23,348)	(70,186)	(65,918)
Net proceeds from issuance of common stock	201,736	27,791	202,247	251,836
Purchase of noncontrolling interests	—	—	—	(1,591)
Common stock redemptions	—	—	(45)	(51)
Debt issuance and assumption costs	—	(566)	(3)	(922)
Distributions to noncontrolling interest holders	(20)	—	(20)	(281)
Net cash provided by (used in) financing activities	(4,927)	54,956	(49,685)	75,335
Increase (decrease) in cash and cash equivalents	5,678	(13,722)	4,043	(109,267)
Cash and cash equivalents, beginning of period	3,103	17,776	4,738	113,321
Cash and cash equivalents, end of period	$8,781	$4,054	$8,781	$4,054
 (1) The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of Funds from Operations (1) (2)
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2012	2011
Net Income Attributable to Common Stockholders	$5,815	$647
Gain on sales of real estate properties	(6,265)	(1,357)
Impairments	2,860	1,551
Real estate depreciation and amortization	23,336	21,709
Total adjustments	19,931	21,903
Funds From Operations	$25,746	$22,550
Acquisition costs	—	400
Seasonal utilities	—	1,300
Normalized Funds From Operations	$25,746	$24,250
Funds From Operations Per Common Share—Diluted	$0.33	$0.29
Normalized Funds From Operations Per Common Share—Diluted	$0.33	$0.31
Weighted Average Common Shares Outstanding—Diluted	78,020,971	77,177,114

Reconciliation of Funds Available for Distribution (2)
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2012	2011
Net Income Attributable to Common Stockholders	$5,815	$647
Gain on sales of real estate properties	(6,265)	(1,357)
Impairments	2,860	1,551
Other non-cash items	24,795	23,274
Total non-cash items included in cash flows from operating activities (3)	21,390	23,468
Funds Available For Distribution	$27,205	$24,115
Acquisition costs	—	400
Seasonal utilities	—	1,300
Normalized Funds Available For Distribution	$27,205	$25,815
Funds Available For Distribution Per Common Share—Diluted	$0.35	$0.31
Normalized Funds Available For Distribution Per Common Share - Diluted	$0.35	$0.33
Weighted Average Common Shares Outstanding—Diluted	78,020,971	77,177,114

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” The SEC indicated in 2003 that impairment charges (losses) could not be added back to net income attributable to common stockholders in calculating FFO. However, in late October 2011, NAREIT issued an alert indicating that the SEC staff recently advised NAREIT that it currently takes no position on the matter of whether impairment charges should be added back to net income to compute FFO, and NAREIT affirmed its original definition of FFO. The Company follows the NAREIT definition to exclude impairment charges and all prior periods have been restated to agree with the current presentation.

(2)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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